Exhibit 5.1

                       [Letterhead of Heyman & Sizemore]

Neal H. Ray



                                October 21, 1999


Gray Communications Systems, Inc.
126 North Washington Street
Albany, Georgia  31701

Ladies and Gentleman:

         We are acting as your counsel in connection with the Registration Statement on Form S-3 with exhibits thereto (the "Registration Statement") filed by Gray Communications Systems, Inc., a Georgia corporation (the "Company"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act of shares (the "Shares") of Class B Common Stock, no par value, of the Company issued in connection with certain acquisitions by the Company on October 1, 1999 pursuant to the provisions of an Agreement and Plan of Merger dated as of April 13, 19999 by and among the Company, Gray Communications of Texas, Inc. and KWTX Broadcasting Company and an Agreement and Plan of Merger dated as of April 13, 1999 by and among the Company, Gray Communications of Texas, Inc. and Brazos Broadcasting Company (the "Merger Agreements").

         As such counsel, we have participated in the preparation of the Registration Statement, the Merger Agreements and certain corporate proceedings. We have examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of certain public officials and representatives of the Company and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

         Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm in the Prospectus and Registration Statement in the section entitled "Legal Matters". In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                     Very truly yours,

                                     HEYMAN & SIZEMORE

                                     /s/ Neal H. Ray

                                     Neal H. Ray